UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 9, 2019

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. FIELD COURT, SUITE 300, LAKE FOREST, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on July 30, 2019, Akorn, Inc. (the “Company”) and the other defendants in a putative class action litigation captioned In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-1713 (N.D. Ill.) concerning certain alleged violations of the Securities Exchange Act of 1934 (the “Securities Class Action”) entered into a non-binding agreement in principle to resolve the Securities Class Action and the claims of the putative class (the “Class Claims”).  The Securities Class Action and the non-binding agreement in principle were described in further detail in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

On August 9, 2019, the Company entered into a Stipulation and Agreement of Settlement consistent with the terms of the non-binding agreement in principle (the “Securities Class Action Settlement Agreement”) to resolve the Class Claims, and lead plaintiffs filed a motion for preliminary approval of the Securities Class Action Settlement Agreement and certain related matters.  As previously disclosed, the court has set a hearing on the motion for preliminary approval for August 26, 2019.  Any objections to the motion for preliminary approval are due no later than August 19, 2019.

The terms of the Securities Class Action Settlement Agreement provide for the release of Class Claims by the putative class in exchange for a combination of (i) up to $30 million in insurance proceeds from the Company’s D&O insurance policies, (ii) the issuance by the Company of approximately 6.5 million shares of the Company’s common stock and any additional shares of Company common stock that are released as a result of the expiration of out of the money options through December 31, 2024 (collectively, the “Settlement Shares”) and (iii) the issuance by the Company of contingent value rights (“CVR”) with a five year term, subject to an extension of up to two years under certain circumstances.  Under the terms of the Securities Class Action Settlement Agreement, holders of the CVR would be entitled to receive an annual cash payment from the Company of 33.3% of “Excess EBITDA” (i.e., earnings before interest, taxes, depreciation and amortization (EBITDA) above the amount of EBITDA required to meet a 3.0x net leverage ratio, assuming a $100.0 million minimum cash cushion, before any such CVR payment is triggered).  To the extent any such annual payments are triggered under the CVR, they are capped at an aggregate of $12.0 million per year and $60.0 million in the aggregate during the term of the CVR.

Upon certain change of control transactions during the term of the CVR, if the Company’s senior debt and other debt for borrowed money is repaid in full in cash, the CVR would entitle the holders thereof to a cash payment in the aggregate amount of $30.0 million (the “Change of Control Payment”).  If the Company is the subject of a voluntary or involuntary bankruptcy filing during the term of the CVR, the CVR agreement would provide that holders of the CVR would receive in the aggregate a $30.0 million general unsecured claim (which general unsecured claim will be subordinated to the Company’s senior debt in accordance with the terms of the Securities Class Action Settlement Agreement) (the “Bankruptcy Claim”).  The $60.0 million cap on annual payments would not apply to the Change of Control Payment, if any or affect the Bankruptcy Claim, should it arise.  No further amounts would be payable under the CVR following such a change of control transaction or bankruptcy event.  The Securities Class Action Settlement Agreement contemplates that the Settlement Shares and the CVR will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

The Securities Class Action Settlement Agreement is subject to numerous terms and conditions including, among other things, (i) the unilateral right of the Company and the other defendants in the Securities Class Action to terminate the Securities Class Action Settlement Agreement if persons who purchased a number of shares exceeding an agreed threshold opt out of and elect not to participate in or be bound by its terms and (ii) final approval of the Securities Class Action Settlement Agreement by the court.  There can be no guarantee that the Company and the other defendants will not exercise their termination right or that the Securities Class Action Settlement Agreement will receive court approval.

The foregoing description of the Securities Class Action Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full terms of the Securities Class Action Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company and the other defendants in the Securities Class Action have denied and continue to deny each and all of the claims alleged in the Securities Class Action, and the entry into the Securities Class Action Settlement Agreement is not an admission of wrongdoing or acceptance of fault by the Company or any of the other defendants.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stipulation and Agreement of Settlement, dated as of August 9, 2019.

No Offer or Solicitation

This communication is for informational purposes only and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, and nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or an applicable exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This report includes statements that may constitute “forward-looking statements”, including expectations regarding the Securities Class Action Settlement Agreement and the consideration to be paid in connection therewith. When used in this document, the words “will,” “expect,” “continue,” “believe,” “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to:  (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and obligation to comply with certain covenants and other obligations under its standstill agreement with its first lien term loan lenders (the “Standstill Agreement”), (viii) the Company’s obligation under the Standstill Agreement to enter into a comprehensive amendment that is satisfactory in form and substance to the first lien term loan lenders, (ix) the risk that the holders of a significant number of shares may opt out of and elect not to participate in or be bound by the Securities Class Action Settlement Agreement, (x) the risk that the Securities Class Action Settlement Agreement may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xi) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed settlement is not available at the appropriate time and (xii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 (as filed with the SEC on May 9, 2019) and June 30, 2019 (as filed with the SEC on August 2, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: August 12, 2019	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer